Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE Investor Contacts Lisa Elliott, DRG&L lelliott@drg-l.com / 713-529-6600 C&J Energy Services, Inc. Danielle Hunter, Senior Counsel dhunter@cjenergy.com /713- 260-9900
C&J Energy Services Signs Two-Year Contract For
Its Sixth Hydraulic Fracturing Fleet

Fleet 6 to be Deployed to the Permian Basin
HOUSTON, TEXAS, October 24, 2011 — C&J Energy Services, Inc. (NYSE:CJES) announced today that it has signed a two-year contract with a large independent E&P company for a 32,000 hp hydraulic fracturing fleet for operations in the Permian Basin on a full month take-or-pay basis. C&J expects to take full delivery of all pumps and initially ordered ancillary equipment in November 2011 and immediately deploy Fleet 6. At our customer’s request, and as contracted, C&J has ordered a complete second set of ancillary equipment for delivery in January 2012, which will enable Fleet 6 to be utilized as two independent 16,000 hp fleets for vertical completions, in addition to using the full 32,000 hp fleet to conduct horizontal work. Prior to the delivery of the additional ancillary equipment, C&J anticipates Fleet 6 will be used primarily for vertical completions.
     “As a result of providing prior services, we have demonstrated our superior technical abilities and are now pleased to be entering into a long-term relationship with this top-tier E&P company,” commented Josh Comstock, Chairman and Chief Executive Officer. “Due to the expected mix of horizontal and vertical work in the Permian, we were able to contract a second set of ancillary equipment maximizing the efficiency and utilization of our horsepower by dividing Fleet 6 into two separate fleets when completing vertical wells allowing us to perform two vertical completions simultaneously. This contract strengthens our position in the Permian Basin by allowing us to expand our presence in an area that has been in our strategic sight for some time. We plan to continue to focus on basins with long-term development potential and exposure to liquid-rich formations where we can apply the expertise of our design engineers and job supervisors to provide customized solutions through extensive front-end technical analysis and planning.
     “As we deploy Fleet 6 by December, along with Fleets 7 and 8 that are expected to be delivered in 2012, we continue to focus on attracting, hiring and training dedicated employees to deliver top quality services to our clients. Our skilled people have increasingly become a key element of our success and are important participants in our growth plans as we expand into new service-intensive basins, utilizing our modern, high-pressure rated equipment. We are proud that we have recently exceeded 900 employees and are pleased to be able to continue to provide high quality jobs and training at a time when more jobs are needed in this country,” concluded Comstock.
About C&J Energy Services, Inc.
C&J Energy Services, Inc. is an independent provider of hydraulic fracturing, coiled tubing and pressure pumping services with a focus on complex, technically demanding well completions. The Company operates primarily in South Texas, West Texas/East New Mexico, East Texas/North Louisiana and Western Oklahoma. For more information, visit www.cjenergy.com.
Forward-Looking Statements and Cautionary Statements
This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s most recent Form 10-Q filing and those set forth from time to time in other of the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
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